UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2017

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

407-951-8640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 9, 2017, management of Ipsidy Inc. (the “Company”) determined that the unaudited financial statements for the quarter ended March 31, 2017 filed by the Company with the Securities and Exchange Commission (the “SEC”) included an error in the calculation of compensation related to stock options. Similarly, related press releases, earnings releases and investor communications describing the Company’s financial statements for this period should not be relied upon.

The Company has determined that the financial statements referred to above should be restated in order to give effect primarily to an understatement of the Company’s General and Administrative expenses of $1,000,000 as set forth on the Condensed Consolidated Statements of Operations which, in turn, resulted in changes to the Condensed Consolidated Balance Sheets, Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit) and Condensed Consolidated Statement of Comprehensive Income (Loss).

The restatement did not impact net cash flow and earnings per share for the three months ended March 31, 2017 and working capital or stockholders’ equity as of March 31, 2017.

The Company has filed with the SEC, the restated financial statement for the affected period.

The Company’s management have discussed the matters disclosed under this Item 4.02 with the Company’s current independent registered public accounting firm and the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: August 14, 2017	By:	/s/ Stuart Stoller
Name: Stuart Stoller
Title: Chief Financial Officer